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                                                                     EXHIBIT (j)


            Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report on the Bremer Growth Stock Fund and Bremer Bond Fund dated November 4, 2005 in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus and its Statement of Additional Information of the Bremer Investment Funds, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 17 under the Securities Act of 1933 (Registration No. 333-15969) and Amendment No. 17 under the Investment Company Act of 1940 (Registration No. 811-7919).


                                                /s/ Ernst & Young LLP

Minneapolis, Minnesota
January 27, 2006